Exhibit 99.3

PULASKI INVESTMENT CORPORATION

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

AT DECEMBER 31, 2005 AND 2004

Report of Independent Auditors

The Board of Directors and Shareholders

Pulaski Investment Corporation

We have audited the accompanying consolidated balance sheets of Pulaski Investment Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pulaski Investment Corporation and subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kemp & Company

Little Rock, Arkansas

March 17, 2006

PULASKI INVESTMENT CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS

Cash and due from banks	$28,117,268	$18,114,442
Investment securities
Held-to-maturity securities (approximate fair values of $227,781 in 2005 and $287,984 in 2004)	230,000	285,000
Available-for-sale securities	76,245,144	43,820,608

	76,475,144	44,105,608
Loans - net	328,330,294	320,189,991
Premises and equipment, net	23,841,287	21,918,928
Accrued interest receivable	1,649,042	1,065,572
Other real estate owned	323,408	24,000
Goodwill	612,734	554,823
Title plants	6,232,626	5,405,376
Other intangible assets, net	567,576	591,216
Other assets	5,667,891	7,315,717

	$471,817,270	$419,285,673

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Noninterest bearing	$82,183,257	$71,254,152
Interest bearing	313,587,860	247,051,160

	395,771,117	318,305,312
Federal funds purchased	-0-	8,000,000
Other borrowed funds	26,679,783	50,475,365
Accrued interest payable	616,273	457,130
Other liabilities	8,729,145	6,666,618

Total liabilities	431,796,318	383,904,425

Shareholders’ equity:
Common stock, par value $.25	609,839	609,839
Additional paid-in capital	698,887	698,887
Retained earnings	39,132,865	34,307,997
Accumulated other comprehensive income	(420,639)	(235,475)

Total shareholders’ equity	40,020,952	35,381,248

	$471,817,270	$419,285,673

See notes to consolidated financial statements.

PULASKI INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Interest income:
Loans, including fees	$25,853,581	$20,286,907	$21,552,420
Investment securities:
Taxable	1,234,227	1,350,242	1,729,470
Tax-exempt	8,689	10,710	11,320
Other	521,581	198,139	249,161

	27,618,078	21,845,998	23,542,371
Interest expense:
Deposits	6,057,836	2,957,529	3,873,341
Other	1,762,151	1,271,832	1,212,827

	7,819,987	4,229,361	5,086,168

Net interest income	19,798,091	17,616,637	18,456,203

Provision for loan losses	1,782,768	838,000	720,000

Net interest income after provision for loan losses	18,015,323	16,778,637	17,736,203

Other income:
Income from fiduciary activities	857,270	998,320	843,438
Service charges on deposit accounts	1,691,277	1,375,556	1,450,665
Gain on sale of mortgage loans held for sale	9,453,049	9,467,415	14,149,516
Net gains on sales of available-for-sale securities	-0-	-0-	383,592
Net gain on sale of credit card loans	5,909,491	-0-	-0-
Other	21,254,432	19,100,147	20,692,634

	39,165,519	30,941,438	37,519,845
Other expenses:
Salaries and employee benefits	29,054,773	26,461,366	30,031,333
Net occupancy expense and furniture and equipment expense	5,953,668	4,806,062	4,483,387
Other	11,976,418	8,615,726	9,143,762

	46,984,859	39,883,154	43,658,482

Income before income taxes	10,195,983	7,836,921	11,597,566

Provision for income taxes	3,867,114	3,100,884	4,515,639

Net income	$6,328,869	$4,736,037	$7,081,927

See notes to consolidated financial statements.

PULASKI INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years ended December 31, 2005, 2004 and 2003

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2003	$607,070	$401,656	$26,424,472	$803,899	$28,237,097
Comprehensive income
Net income			7,081,927		7,081,927
Other comprehensive income
Change in unrealized gain (losses) on available-for-sale securities, net of deferred income taxes of $(457,311)				(737,025)	(737,025)

Total comprehensive income					6,344,902

Cash dividends declared			(2,432,000)		(2,432,000)

Balance at December 31, 2003	607,070	401,656	31,074,399	66,874	32,149,999
Comprehensive income
Net income			4,736,037		4,736,037
Other comprehensive income
Change in unrealized gain (losses) on available-for-sale securities, net of deferred income taxes of $(187,602)				(302,349)	(302,349)

Total comprehensive income					4,433,688

Sale of Class B common stock (11,076 shares at $27.0856 per share)	2,769	297,231			300,000
Cash dividends declared			(1,502,439)		(1,502,439)

Balance at December 31, 2004	609,839	698,887	34,307,997	(235,475)	35,381,248
Comprehensive income
Net income			6,328,869		6,328,869
Other comprehensive income
Change in unrealized gain (losses) on available-for-sale securities, net of deferred income taxes of $(114,891)				(185,164)	(185,164)

Total comprehensive income					6,143,705

Cash dividends declared			(1,504,001)		(1,504,001)

Balance at December 31, 2005	$609,839	$698,887	$39,132,865	$(420,639)	$40,020,952

See notes to consolidated financial statements.

PULASKI INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Operating activities:
Net income	$6,328,869	$4,736,037	$7,081,927
Adjustments to reconcile net income to net cash used by operating activities:
Provision for loan losses	1,782,768	838,000	720,000
Depreciation and amortization	2,498,239	1,694,758	1,665,944
Deferred income taxes	(401,000)	267,000	(572,000)
Net gains on sales of available-for-sale securities	-0-	-0-	(383,592)
Net gain on sale of credit card loans	(5,909,491)	-0-	-0-
Decrease (increase) in all other assets	1,065,195	(1,758,987)	(685,452)
Residential mortgage loans held for sale:
Sales of loans	683,710,948	597,900,139	909,146,994
Loans funded	(680,576,730)	(604,251,706)	(872,335,636)
Increase (decrease) in all other liabilities	2,622,370	(447,432)	1,497,913

Net cash provided (used) by operating activities	11,121,168	(1,022,191)	46,136,098

Investing activities:
Net increase in loans not held for sale	(46,704,812)	(59,734,711)	(34,205,279)
Purchases of premises and equipment	(4,301,958)	(9,482,443)	(2,798,709)
Purchase of branching rights	-0-	-0-	(225,000)
Proceeds from sale of credit card loans	39,257,606	-0-	-0-
Purchases of held-to-maturity securities	-0-	-0-	(250,000)
Proceeds from maturities of held-to-maturity securities	55,000	55,000	85,000
Proceeds from maturities of available-for-sale securities	11,000,225	30,233,363	60,089,693
Purchases of available-for-sale securities	(43,609,625)	(11,533,799)	(72,086,859)
Proceeds from sales of available-for-sale securities	-0-	-0-	10,698,438
Purchase of title company assets	(981,000)	-0-	-0-

Net cash used by investing activities	(45,284,564)	(50,462,590)	(38,692,716)

Financing activities:
Net increase (decrease) in deposits	77,465,805	10,092,851	(2,308,516)
Net increase (decrease) in federal funds purchased	(8,000,000)	8,000,000	-0-
Cash dividends paid	(1,504,001)	(2,002,439)	(1,810,000)
Proceeds from sales of common stock	-0-	300,000	-0-
Principal payments on other borrowed funds	(38,795,582)	(2,901,487)	(5,309,148)
Proceeds from other borrowed funds	15,000,000	35,000,000	-0-

Net cash provided (used) by financing activities	44,166,222	48,488,925	(9,427,664)

Cash and cash equivalents:
Net increase (decrease)	10,002,826	(2,995,856)	(1,984,282)
Balance at January 1	18,114,442	21,110,298	23,094,580

Balance at December 31	$28,117,268	$18,114,442	$21,110,298

See notes to consolidated financial statements.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 1: Summary of significant accounting policies

Consolidation

The consolidated financial statements include the accounts of Pulaski Investment Corporation, a bank holding company, (“PIC” or the “Company”) and its wholly owned subsidiary, Pulaski Bank and Trust Company (the “Bank”) and the following wholly owned subsidiaries of the Bank: Pulaski Mortgage Company (“PMC”) and its wholly owned subsidiary, PMC Mortgage Company, Pulaski Building, Inc., Lenders Title Company (“LTC”), Directors Properties, Inc., Pulaski Services, Inc. and Pulaski Insurance Agency, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s wholly owned subsidiary, Pulaski Capital Trust I, is accounted for using the equity method of accounting (see Note 6).

Nature of operations

The Company’s major lines of business consist of commercial banking, mortgage banking and title company services with customers located primarily in Arkansas, Tennessee, Mississippi, Missouri, Oklahoma, Illinois and Texas. The Bank operates under a state bank charter and provides customary banking services. PMC engages in mortgage banking activities and LTC provides title and loan closing services. The Company is subject to regulation by the Federal Reserve, the Arkansas Bank Department and the Federal Deposit Insurance Corporation. See Notes 13 and 16 for additional information concerning the nature of the Company’s operations.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. The Company’s loans are secured by specific items of collateral including real property, consumer assets and business assets. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral. While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Investment securities

The Company’s investment securities are classified as held-to-maturity securities and available-for-sale securities. Debt securities for which the Company has the positive intent and ability to hold until maturity are classified as held-to-maturity securities that are reported at cost, adjusted for amortization of premiums and accretion of discounts. Available-for-sale securities consist of securities not classified as held-to-maturity and are

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 1: Summary of significant accounting policies (continued)

reported at fair value. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders’ equity until realized. Gains or losses on the sale of securities are computed using the carrying amount of the specific securities sold.

Residential mortgage loans held for sale

Residential mortgage loans held for sale are carried at the lower of cost or fair market value on a net aggregate basis.

Revenue recognition

Interest on loans is credited to operations currently based upon the principal amount and period outstanding. Interest on loans is not accrued when amounts are considered doubtful of collection. When interest accruals are discontinued, unpaid interest credited to income in the current year is reversed and interest accrued in the prior year is charged to the allowance for loan losses. If the ultimate collectibility of principal is in doubt, any payment received on a loan on which the accrual of interest had been suspended is applied to reduce principal to the extent necessary to eliminate such doubt. Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized, generally over the contractual life of the related loans, as an adjustment of the related loan’s yield, except for residential mortgage loans held for sale for which such fees and costs are recognized in a manner that approximates the method required by generally accepted accounting principles for loans held for sale.

Allowance for loan losses

The allowance for loan losses is maintained at a level management believes to be adequate to absorb probable losses in the loan portfolio. Management’s determination of the adequacy of the allowance is based on reviews of individual loans, recent loan loss experience, current economic conditions and the risk characteristics of the various categories of loans. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

Premises and equipment, net

Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provisions for depreciation and amortization are computed generally by the straight-line method based on estimated useful lives of the assets.

Other real estate

Other real estate consists of properties acquired through foreclosure proceedings, acceptance of a deed in lieu of foreclosure, or through in-substance foreclosure. These properties are carried at the lower of cost or fair market value based on appraised value at the date acquired. Fair value is the estimated sales price based on appraisal values less estimated costs of disposal. Loan losses arising from the acquisition of such properties are charged against the allowance for loan losses. Subsequent valuation adjustments, if any, are charged to operating expenses.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 1: Summary of significant accounting policies (continued)

Income taxes

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries file consolidated income tax returns. It is the Company’s practice to have its subsidiaries pay to or receive from the Company and other affiliates amounts computed on a separate-return basis.

Cash equivalents

Cash equivalents include due from banks and federal funds sold, which are generally sold for one-day periods.

Goodwill

Goodwill is not amortized; it is tested annually for impairment. No impairment charges were indicated as a result of the annual impairment tests for goodwill.

Title plants

Capitalized costs of the title plants are not depreciated unless circumstances indicate the value of the title plants have been impaired. Costs of maintaining a title plant and doing title searches are expensed as incurred.

Other intangible assets

The Company’s other intangible assets consist primarily of branching rights, an indefinite life intangible asset which is not subject to amortization, and of agreements not to compete, which are subject to amortization. Assets subject to amortization are amortized on a straight-line basis over the period of the related agreements, which range from approximately 4 years to 15 years. Other intangible assets are evaluated for impairment if events and circumstances indicate a possible impairment. No impairment charges were recorded during 2005, 2004 and 2003.

Advertising

Advertising costs, which amounted to $1,517,492 in 2005, $1,072,077 in 2004 and $1,142,032 during 2003, are expensed as incurred.

Reclassifications

Certain amount in the 2004 and 2003 consolidated financial statements have been reclassified to conform to the reporting format used for the 2005 consolidated financial statements.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 2: Investment securities

The amortized cost and approximate fair values of investment securities are as follows as of December 31, 2005 and 2004:

		2005
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Held-to-maturity
State and municipal governments	$230,000	$224	$(2,443)	$227,781

Available-for-sale
U.S. Government and federal agencies	$50,850,214	$7,027	$(251,713)	$50,605,528
Mortgage-backed securities	24,930,675	1,188	(438,065)	24,493,798

Total debt securities	75,780,889	8,215	(689,778)	75,099,326
Mutual funds	1,145,818	-0	-0-	1,145,818

	$76,926,707	$8,215	$(689,778)	$76,245,144

		2004
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Held-to-maturity
State and municipal governments	$285,000	$2,984	$-0-	$287,984

Available-for-sale
U.S. Government and federal agencies	$28,104,595	$29,589	$(155,410)	$27,978,774
Mortgage-backed securities	14,527,525	93,265	(349,027)	14,271,763

Total debt securities	42,632,120	122,854	(504,437)	42,250,537
Mutual funds	1,570,071	-0-	-0-	1,570,071

	$44,202,191	$122,854	$(504,437)	$43,820,608

The scheduled maturities of held-to-maturity and available-for-sale debt securities at December 31, 2005 are as follows:

	Held-to-maturity		Available-for-sale
	Amortized cost	Fair value	Amortized cost	Fair value
Due in one year or less	$45,000	$45,224	$25,192,983	$25,082,025
Due after one year through five years	70,000	68,592	25,657,231	25,523,503
Due after five years through ten years	115,000	113,965	-0-	-0-

	230,000	227,781	50,850,214	50,605,528
Mortgage-backed securities	-0-	-0-	24,930,675	24,493,798

	$230,000	$227,781	$75,780,889	$75,099,326

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 2: Investment securities (continued)

Securities with a carrying value of approximately $11,363,000 at December 31, 2005 and $10,137,000 at December 31, 2004 were pledged to secure public deposits and for other purposes.

The following table shows the Company’s investments in available-for-sale debt securities estimated fair value and gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2005 and 2004:

	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2005

Held-to-maturity

State and municipal governments	$182,557	$(2,443)	$-0-	$-0-	$182,557	$(2,443)

Available-for-sale

U.S. Government and federal agencies	$28,437,782	$(54,470)	$16,302,946	$(197,243)	$44,740,728	$(251,713)
Mortgage-backed securities	14,913,003	(22,322)	9,414,672	(415,743)	24,327,675	(438,065)

	$43,350,785	$(76,792)	$25,717,618	$(612,986)	$69,068,403	$(689,778)

December 31, 2004

Available-for-sale

U.S. Government and federal agencies	$13,971,328	$(104,205)	$4,948,796	$(51,205)	$18,920,124	$(155,410)
Mortgage-backed securities	3,551,608	(92,192)	8,324,248	(256,835)	11,875,856	(349,027)

	$17,522,936	$(196,397)	$13,273,044	$(308,040)	$30,795,980	$(504,437)

Based on evaluation of available evidence, including primarily changes in market interest rates during 2005 and 2004, management believes that the declines in fair value for these securities are temporary. Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period that the other-than-temporary impairment is identified.

Proceeds from sales of available-for-sale securities amounted to $10,698,438 for the year ended December 31, 2003 and gross gains of $383,592 were recorded on those sales. There were no sales of available-for-sale securities during 2005 or 2004.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 3: Loans and allowance for loans losses

Loans consisted of the following at December 31:

	2005	2004
Real estate - construction	$77,292,639	$48,891,814
Real estate – mortgage	161,577,343	151,274,271
Residential mortgage loans held for sale	27,751,415	30,885,633
Commercial, financial and agricultural	26,335,049	30,566,957
Credit cards	27,244,952	51,215,204
Installment	12,473,670	10,714,961

Total loans	332,675,068	323,548,840
Less:
Allowance for loan losses	(4,344,774)	(3,358,849)

Loans – net	$328,330,294	$320,189,991

Transactions in the allowance for loan losses were as follows:

	2005	2004	2003
Balance - January 1	$3,358,849	$3,040,742	$2,890,558

Provision for loan losses	1,782,768	838,000	720,000
Net charge-offs:
Charge-offs (deduction)	(874,130)	(612,563)	(646,863)
Recoveries	77,287	92,670	77,047

	(796,843)	(519,893)	(569,816)

Balance - December 31	$4,344,774	$3,358,849	$3,040,742

Impaired loans, which management considers to be nonaccrual loans, are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent.

Nonaccrual loans amounted to approximately $1,037,000 and $406,000 at December 31, 2005 and 2004, respectively. Allowance for loan losses allocations for nonaccrual loans were not significant at December 31, 2005 and 2004. Average nonaccrual loans for the years ended December 31, 2005 and 2004 amounted to approximately $722,000 and $312,000, respectively.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 4: Bank premises and equipment

Bank premises and equipment consisted of the following at December 31:

	2005	2004
Land	$2,422,469	$2,422,469
Buildings and improvements	16,945,115	14,591,319
Furniture and equipment	19,728,645	18,402,778
Construction in progress	3,005,959	2,458,800

	42,102,188	37,875,366
Less accumulated depreciation and amortization	(18,260,901)	(15,956,438)

	$23,841,287	$21,918,928

Depreciation expense amounted to $2,410,859, $1,694,758 and $1,608,013 for the years ended December 31, 2005, 2004 and 2003, respectively.

Note 5: Deposits

The following summarizes information on deposits as of December 31:

	2005	2004
Noninterest bearing	$82,183,257	$71,254,152
NOW and money market accounts	80,032,236	90,047,222
Savings accounts	116,708,686	55,654,702
Time deposits, $100,000 and over	42,184,111	42,800,100
Other time deposits	74,662,827	58,549,136

	$395,771,117	$318,305,312

At December 31, 2005, scheduled maturities of certificates of deposit, which aggregated $116,846,938, are as follows: 2006 - $104,959,944; 2007 and 2008 - $10,800,994, and 2009 and thereafter - $1,086,000.

Note 6: Other borrowed funds

Other borrowed funds consisted of the following at December 31:

	2005	2004
Federal Home Loan Bank advances	$20,493,783	$44,289,365
Junior Subordinated Debt Securities due to Pulaski Capital Trust I, 10 7/8%, due in 2030 (1)	6,186,000	6,186,000

	$26,679,783	$50,475,365

(1)	The related trust preferred securities aggregating $6,000,000 are redeemable beginning in 2010 at 105.438%, declining annually thereafter to 100% after March 8, 2020.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 6: Other borrowed funds (continued)

The Federal Home Loan Bank advances had a weighted average interest rates 4.2% at December 31, 2005 and of 2.47% at December 31, 2004 and are payable monthly through 2010. The advances are secured by residential mortgage loans of the Bank as specified in the blanket lien agreement between the parties. Annual principal payments on the Federal Home Loan Bank advances from 2006 through 2010 are $3,972,833, $4,487,693, $1,631,078, $1,425,108, and $8,977,071, respectively.

The Junior Subordinated Securities were issued to the Company’s statutory business trust subsidiary, Pulaski Capital Trust I. The trust was organized for the sole purpose of selling trust preferred securities (trust preferred securities qualify for Tier 1 capital treatment for regulatory capital computations - see Note 10) to third parties and investing the proceeds from such sales in the debt securities, which are the sole asset of the trust. The preferred trust securities of the trust represent preferred beneficial interests in the assets of the trust and are subject to mandatory redemption upon payment of the subordinated debentures held by the trust. The trust’s ability to pay amounts due on the trust preferred securities is solely dependent upon the Company making payments on the related subordinated debentures. The Company’s obligations under the subordinated securities and other relevant trust agreements constitute a full and unconditional guarantee by the Company of the trust’s obligations under the trust securities.

FASB Interpretation No. 46 – Revised, “Consolidation of Variable Interest Entities” provides that the Company’s investment in the trust subsidiary must be accounted for using the equity method. At December 31, 2005, management is not aware of adverse events or changes in circumstances which indicate that recorded values of the Company’s equity investment in the trust subsidiary may not be recoverable.

The Company has a line of credit (maximum amount of $6,000,000), which matures on October 15, 2008. Interest is payable quarterly at a variable rate. The note is collateralized by all of the issued and outstanding stock of the Bank owned by PIC. No amounts were outstanding under the line of credit at December 31, 2005 and 2004.

Note 7: Income taxes

The provision for income taxes for the years ended December 31, 2005, 2004 and 2003 consisted of the following:

	2005	2004	2003
Current:
Federal	$3,606,192	$2,482,108	$4,391,538
State	661,922	351,776	696,101

	4,268,114	2,833,884	5,087,639

Deferred:
Federal	(356,000)	232,000	(514,000)
State	(45,000)	35,000	(58,000)

	(401,000)	267,000	(572,000)

Provision for income taxes	$3,867,114	$3,100,884	$4,515,639

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 7: Income taxes (continued)

The reason for the differences between income tax expense and the amount computed by applying the statutory federal income tax rate to income before taxes are as follows:

	2005	2004	2003
Federal income taxes at statutory rate	$3,466,634	$2,664,553	$3,943,172

Add (deduct):
State income taxes, net of federal tax benefit	407,169	255,272	421,147
Tax-exempt interest income	(2,954)	(3,641)	(3,849)
Other	(3,735)	184,700	155,169

Provision for income taxes	$3,867,114	$3,100,884	$4,515,639

Deferred tax assets aggregated approximately $2,475,000 and $2,020,000 at December 31, 2005 and 2004, respectively, and were attributable primarily to temporary differences related to the allowance for loan losses and available-for-sale investment securities. Deferred tax liabilities aggregated approximately $2,721,000 and $2,644,000 at December 31, 2005 and 2004, respectively, and were attributable primarily to temporary differences related to title plants and depreciation on premises and equipment. The Company made income tax payments of $1,733,779, $2,886,131 and $4,883,500 during 2005, 2004 and 2003, respectively.

Note 8: Transactions with related parties

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with its executive officers, directors and principal shareholders. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and have involved no more than normal risk or other potential unfavorable aspects. Loans made to such borrowers (including companies in which they are principal owners) amounted to approximately $639,000 and $640,000 at December 31, 2005 and 2004, respectively. During the year ended December 31, 2005, new loans to these borrowers amounted to approximately zero and repayments amounted to approximately $1,000. During the year ended December 31, 2004, new loans to these borrowers amounted to approximately $27,000 and repayments amounted to approximately $683,000.

Note 9: Commitments, contingencies and financial instruments

In the normal course of business there are various commitments outstanding and contingent liabilities, such as commitments to extend credit, including standby letters of credit to assure performance or to support debt obligations, which are not reflected in the accompanying consolidated financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary upon extension of credit is based on management’s credit evaluation of the counterparty. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 9: Commitments, contingencies and financial instruments (continued)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowings arrangements and similar transactions.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and loans sold subject to repurchase agreements is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments whose contractual amounts represent credit risk at December 31 are as follows:

	2005	2004
Commitments to extend credit:
Credit card lines	$70,240,000	$106,182,000
Other	29,200,000	25,579,000
Standby letters of credit	948,000	964,000

At December 31, 2005, future minimum payments for the next five years under noncancelable operating leases with initial or remaining terms of one year or more are approximately $1,385,000, $896,000, $678,000, $528,000 and $445,000, for 2006 through 2010, respectively. Rental expense for all operating leases amounted to approximately $1,800,000, $1,500,000 and $1,400,000 in 2005, 2004 and 2003, respectively.

Certain of the Company’s subsidiaries are defendants in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Company.

See Note 19 for a discussion of interest rate lock commitments and mortgage loan hedging program.

Note 10: Regulatory matters

Bank regulatory agencies restrict the amount available for the payment of dividends by the Bank, without obtaining prior approval of the regulatory agencies, to 75% of current year net income plus 75% of retained net income for the preceding year.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s or the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 10: Regulatory matters (continued)

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005, that the Company and the Bank met all capital adequacy requirements to which they are subject.

As of the most recent notification from the regulatory agencies, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

As more fully discussed in Note 6, the Company has a wholly-owned trust subsidiary which issued $6,000,000 of Capital Securities. The transaction resulted in an increase in consolidated Tier I and total capital since regulatory accounting practices consider such securities, subject to the limitations defined in the regulations, as Tier I capital.

The actual amounts and ratios of the Company (consolidated) and the Bank as of December 31, 2005 and 2004 are presented in the table on the following page.

	Actual		For Minimum Capital Adequacy		Minimum To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2005
Leverage (Tier I Capital to Average Assets)
Consolidated	$45,302	9.7	$18,703	4.0	$23,379	5.0
Bank	38,037	8.2	18,533	4.0	23,166	5.0
Tier I Capital (to Risk-Weighted Assets)
Consolidated	45,302	13.6	13,331	4.0	19,996	6.0
Bank	38,037	11.4	13,339	4.0	20,008	6.0
Total Capital (to Risk-Weighted Assets)
Consolidated	49,473	14.8	26,662	8.0	33,327	10.0
Bank	48,208	14.5	26,678	8.0	33,347	10.0

As of December 31, 2004
Leverage (Tier I Capital to Average Assets)
Consolidated	$40,543	9.7	$16,751	4.0	$20,938	5.0
Bank	33,343	8.1	16,418	4.0	20,523	5.0
Tier I Capital (to Risk-Weighted Assets)
Consolidated	40,543	12.9	12,620	4.0	18,931	6.0
Bank	33,343	10.6	12,548	4.0	18,822	6.0
Total Capital (to Risk-Weighted Assets)
Consolidated	43,902	13.9	25,241	8.0	31,551	10.0
Bank	42,702	13.6	25,096	8.0	31,370	10.0

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 11: Fair values of financial instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments for the years ended December 31, 2005 and December 31, 2004:

Cash, due from banks, and federal funds sold: The carrying amounts for these assets reported in the balance sheet approximate their fair values.

Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Deposits: The fair values of noninterest bearing deposits, interest bearing transaction accounts and savings accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposits approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities of such deposits.

Federal funds purchased: The carrying amount of federal funds purchased approximates the fair value of such borrowings.

Other borrowed funds: Fair values are estimated using rates currently offered for borrowings of similar maturities.

Accrued interest: The carrying amounts of accrued interest approximate their fair values.

Commitments to extend credit and standby letters of credit: Due to the insignificance of the fees for such agreements and the short-term nature of the current agreements, no fair value estimates have been made for commitments to extend credit and standby letters of credit.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 11: Fair values of financial instruments (continued)

The estimated fair values of the Company’s financial instruments were as follows at December 31, 2005 and 2004:

	2005		2004
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and due from banks and federal funds sold	$28,117,268	$28,117,268	$18,114,442	$18,114,442
Held-to-maturity securities	230,000	227,781	285,000	287,984
Available-for-sale securities	76,245,144	76,245,144	43,820,608	43,820,608
Loans – total	332,675,068	335,700,000	323,548,840	330,000,000
Accrued interest receivable	1,649,042	1,649,042	1,065,572	1,065,572

Financial liabilities
Deposits	$395,771,117	$395,200,000	$318,305,312	$318,000,000
Federal funds purchased	-0-	-0-	8,000,000	8,000,000
Other borrowed funds	26,679,783	27,300,000	50,475,365	51,300,000
Accrued interest payable	616,273	616,273	457,130	457,130

Note 12: Supplemental cash flows information

The Company paid $7,661,000, $4,189,403 and $5,250,151 in interest on deposits and other borrowings during 2005, 2004 and 2003, respectively.

Note 13: Concentrations of credit risk

Most of the Company’s business activity is with customers located in the state of Arkansas and Shelby County, Tennessee. The concentrations of credit by major category of loan type are set forth in Note 3.

The Company’s asset base is exposed to risk, including the risk resulting from changes in interest rates, market values of collateral for loans to customers and changes in the timing of cash flows. The Company monitors the effect of such risk by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates. The Company’s management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Company to hold its assets to maturity. However, the Company is exposed to significant market risk in the unlikely event of significant and prolonged interest rate changes.

Note 14: Restrictions on cash and due from banks

The Bank is required to maintain certain minimum cash reserves based upon liabilities to depositors. The minimum cash reserve requirements were approximately $7,138,000 and $7,830,000 at December 31, 2005 and 2004, respectively.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 15: Other intangible assets

Other intangible assets consisted of the following:

	Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2005
Indefinite life intangible:
Branching rights	$225,000	$-0-	$225,000

Intangible assets subject to amortization:
Agreements not to compete	708,750	(412,345)	296,405
Other	100,970	(54,799)	46,171

	$1,034,720	$(467,144)	$567,576

December 31, 2004
Indefinite life intangible:
Branching rights	$225,000	$-0-	$225,000

Intangible assets subject to amortization:
Agreements not to compete	645,000	(350,461)	294,539
Other	100,379	(28,702)	71,677

	$970,379	$(379,163)	$591,216

Aggregate amortization expense (included in Other expenses in the accompanying Income Statements) for the years ended December 31, 2005, 2004 and 2003 was $96,585, $80,722 and $57,955, respectively. Estimated amortization expense for the next five years is as follows as of December 31, 2005: 2006 - $63,409; 2007 - $49,047; 2008 - $49,047; 2009 - $44,047; and 2010 - $34,047.

Note 16: Title company operations

Included in other income are the following significant categories of income from title company operations for the years ended December 31:

	2005	2004	2003
Title insurance fees	$9,601,269	$8,694,412	$9,376,099
Closing fees	3,762,407	3,491,792	3,990,753
Search fees	946,925	802,446	928,553
Other fees	1,637,220	1,456,413	1,776,884

	$15,947,821	$14,445,063	$16,072,289

On August 9, 2005, LTC acquired the assets of a title insurance company located in north central Arkansas (the “Acquired Company”) for $981,000 in cash. The results of operations of the Acquired Company have been included in the consolidated financial statements since the date of acquisition. The purchase price was assigned as follows: Title plant - $827,250; agreements not to compete - $63,750; goodwill (which is deductible for income tax reporting purposes) - $58,750; other assets - $31,250.

PULASKI INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 17: Employee benefit plan

The Company maintains a defined contribution retirement plan for the benefit of all eligible employees. Employees are eligible to participate if they have completed at least three months of service. The plan qualifies under Section 401(k) of the Internal Revenue Code, thereby allowing eligible employees to make tax deductible contributions to the plan and the Company to make matching contributions at its discretion. The Company’s expense for matching contributions amounted to approximately $109,000, $113,000 and $128,000 in 2005, 2004 and 2003, respectively.

Note 18: Common stock

The authorized number of Class A and Class B shares are 200,000 and 3,800,000, respectively, of which 121,414 shares of Class A and 2,317,942 shares of Class B were issued and outstanding at December 31, 2005 and 2004, respectively. The Class B common stock has identical rights as the Class A common stock with the exception of the absence of voting rights.

Note 19: Interest rate lock commitments and mortgage loan hedging program

During 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“FASB 149”). FASB 149 provides that loan commitments that relate to the origination of mortgage loans held for sale, generally referred to as interest rate lock commitments, are accounted for as derivative instruments by the issuer of the loan commitment and marked to market in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“FASB 133”).

To mitigate the exposure of interest rate changes on the value of mortgage loans that are originated for sale to investors in the secondary loan market, the Company enters into interest rate lock commitments. A rate lock is given to a borrower, subject to conditional performance obligations, for a specified period of time that typically does not exceed 60 days. Simultaneously with the issuance of the rate lock to the borrower, a rate lock is received from an investor for a best efforts delivery of the loan. Under the terms of the best efforts delivery lock, the investor commits to purchase the loan at a specified price, provided the loan is funded and delivered prior to a specified date and provided that the credit and loan characteristics meet pre-established criteria for such loans.

Management believes that the fair value of the Company’s interest rate lock commitments approximated zero at December 31, 2005 and 2004.

During 2005, the Company initiated a hedging program for a portion of its mortgage loan production. Under the program, the Company enters into forward sale commitments for mortgage backed securities in order to reduce its market risk on certain loans in process. The Company also executes put option contracts of U.S. Treasury obligations to minimize the risk of interest rate movements. The hedging program transactions are derivative transactions as defined in FASB 133 and, accordingly, must be marked to market during the period they are outstanding. The gross notional amounts of forward contracts and written options were $3,050,000 and $3,076,000, respectively, at December 31, 2005. The fair market value adjustments for outstanding derivative transactions under the hedging program were not significant at December 31, 2005.